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                                                                    EXHIBIT 4.18

                           AMENDMENT TO AMENDED AND
                           RESTATED CREDIT AGREEMENT


          THIS AMENDMENT to Amended and Restated Credit Agreement is dated as of August 23, 1999, and is made by and among GRUBB & ELLIS COMPANY, a Delaware corporation (the "Borrower"), each of the GUARANTORS, the BANKS and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks (hereinafter referred to in such capacity as the "Agent").

                                  BACKGROUND

          WHEREAS, the parties hereto are parties to that certain Amended and Restated Credit Agreement dated as of January 26, 1998, as amended from time to time (collectively, the "Agreement"), pursuant to which the Banks provided to the Borrower a revolving credit facility in an aggregate principal amount not to exceed $35,000,000 at any one time outstanding; and

          WHEREAS, the Borrower has requested the Lender to amend certain terms in the Agreement in order to permit the Borrower to repurchase and redeem up to $3,000,000 of the shares of outstanding capital stock of the Borrower owned by the public, and the Agent and the Banks have agreed to such amendments, subject to the terms and conditions of this Amendment.

                                   AGREEMENT

          NOW THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1. Capitalized terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2. Section 8.1.10.1 of the Agreement is hereby amended and restated as follows:

          "8.1.10.1           General.
                              -------

                  The Loan Parties will use the Letters of Credit and the proceeds of the Loans only (i) to finance Permitted Acquisitions, (ii) for the repurchase and redemption in the market of outstanding capital stock of the Borrower; provided however, that not more than $3,000,000 aggregate outstanding principal balance of the Loans will be used to finance the repurchase and redemption of the outstanding capital stock of the Borrower, and (iii) for general corporate purposes and for working capital, provided however, that not more than $15,000,000 aggregate outstanding principal balance of Loans will be used to finance general corporate purposes and for working capital. The Loan Parties shall not use the Letters of Credit and the
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proceeds of the Loans for any purpose which contravenes any applicable Law or any provision hereof."

3.   Section 8.2.5 is hereby amended and restated as follows:

          "8.2.5    Dividends and Related Distributions.
                    -----------------------------------

                 Each of the Loan Parties shall not make or pay any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except (i) the Loan Parties may make dividends or other distributions payable to another Loan Party, and (ii) so long as no Event of Default or Potential Default shall exist prior to or after giving effect to a repurchase of the Borrower's outstanding capital stock, the Borrower may redeem or repurchase in the market shares of its outstanding capital stock in an amount such that the consideration paid by the Borrower does not exceed $3,000,000 in the aggregate for all such redemptions and repurchases."

4. The Borrower shall pay an amendment fee in the amount of $17,500, to be allocated to the Banks based upon each Bank's Ratable Share, upon execution and delivery of this Amendment to the Agent, which fee shall be deemed to be earned as of the date of this Amendment upon execution of this Amendment by all the parties hereto.

5. The Loan Parties reconfirm and ratify the Agreement and the Loan Documents all in accordance with their respective terms, except to the extent that any of those terms are expressly modified by the provisions of this Amendment, and the Loan Parties confirm that the Agreement and the Loan Documents have at all times since the date of their respective execution and delivery continued in full force and effect.

6. The provisions of this Agreement shall bind the Loan Parties and their respective successors and assigns and are for the benefit of the Agent and the Banks and their respective successors and assigns.

7. The Loan Parties each represent that it has the corporate power and has been duly authorized by all requisite corporate action to execute and deliver this Amendment and to perform its obligations hereunder.

8. The Loan Parties each represent that this Amendment has been duly executed and delivered by such Loan Party and constitutes the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforceability of creditors rights generally or by general equitable principles.

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9.   Neither this Amendment nor the consummation of the transactions contemplated herein nor the performance by the Loan Parties of their respective obligations hereunder or under the Agreement or the Loan Documents will (i) violate any law, rule or regulation or court order to which any Loan Party is subject; (ii) conflict with or result in a breach of any Loan Party's certificate of incorporation or bylaws or any material agreement or instrument to which any Loan Party is subject or by which its properties are bound or (iii) result in the creation or imposition of any lien, security interest or encumbrance on the property of any Loan Party, whether now owned or hereafter acquired, other than liens in favor of the Agent for the benefit of the Banks.

10. This Amendment may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.


                     [SIGNATURES APPEAR ON THE NEXT PAGE.]

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          IN WITNESS WHEREOF, and intending to be legally bound hereby, this
Second Amendment to Amended and Restated Credit Agreement has been duly signed, sealed and delivered by the undersigned parties as of the day and year specified at the beginning hereof.


                                    GRUBB & ELLIS COMPANY

                                    By: /s/ Brian Parker               (Seal)
                                        --------------------------------
                                    Name:   Brian Parker
                                            ----------------------------
                                    Title:  Executive Vice President and Chief
                                            ----------------------------------
                                            Financial Officer
                                            -----------------

                                    EACH OF THE SUBSIDIARIES OF
                                    GRUBB & ELLIS COMPANY SET
                                    FORTH ON THE ATTACHED
                                    SCHEDULE I
                                    By: /s/ Brian Parker               (Seal)
                                        --------------------------------
                                    Name:   Brian Parker
                                           -----------------------------
                                    Title:  Executive Vice President and Chief
                                            ----------------------------------
                                            Financial Officer of each of the
                                            -----------------
                                            Loan Parties set forth on Schedule
                                            I attached hereto

                                    PNC BANK, NATIONAL ASSOCIATION,
                                    individually and as Agent


                                    By: /s/ Jay C. Baker
                                        --------------------------------
                                    Title:  Senior Vice President



                                    AMERICAN NATIONAL BANK AND
                                    TRUST COMPANY OF CHICAGO

                                    By:   Ross C. Weigand
                                         -------------------------------
                                    Title: First Vice President

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